Exhibit 10(g)

AMENDMENT NO. 1 TO PART A OF THE CBS RETIREMENT EXCESS PENSION PLAN (THE “PLAN”)

Except as otherwise noted herein, the following amendment shall be effective as of January 1, 2009.

1.             Section 5(c) of the Plan is hereby amended to delete such section in its entirety and to insert in place thereof the following:

“(c)                 In determining the benefit of any Participant who prior to January 1, 1996 was an employee of Paramount Communications Inc., such eligible Participant shall not be credited with any Benefit Service prior to January 1, 1996.”

AMENDMENT NO. 1 OF THE

CBS RETIREMENT EXCESS PENSION PLAN (“CREPP”)

PART B – AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009

1.           The CREPP is hereby amended to insert a new paragraph between the third and fourth paragraphs of Section 5 thereof to read as follows:

“Notwithstanding the foregoing, effective July 1, 2010, an Employee who transferred on and after January 1, 2006 from one division of the Company or a subsidiary thereof to another division of the Company or a subsidiary thereof and was accruing eligibility service or benefit accrual service under the Qualified Plan on such date, will continue to participate in the Plan subsequent to any such transfer or transfers subject to satisfaction of the Plan’s eligibility requirements, provided that, if such transfer of employment occurred before July 1, 2010, such Employee was also continuously employed without interruption by the Company or a subsidiary thereof from the later of (i) January 1, 2006 and (ii) the date the Employee became an eligible Employee under the Plan through July 1, 2010.”

2.           The CREPP is hereby amended (i) to insert a new subsection 6.C to read as follows:

“C. The Plan Benefit of any Employee transferred during the period January 1, 2006 through June 30, 2010 who is retroactively deemed eligible to participate in this Plan pursuant to Paragraph 5 shall be determined considering any retroactive service credited under the Qualified Plan for the period beginning on the date of the initial transfer through June 30, 2010 and shall be calculated thereafter as provided under the Plan.

The Plan Benefit for any Employee who commences participation in the Qualified Plan on August 15, 2010 and who satisfies the Plan’s eligibility requirements, shall be determined considering any retroactive service credited under the Qualified Plan for the period on and after January 1, 2006 through August 14, 2010 and shall be determined in accordance with Section 6.A, provided that if such Employee was a participant in the CBS Cash Balance Plan Document component of the CBS Combined Pension Plan (the “Cash Balance Plan”) at any time during the period between January 1, 2006 and August 14, 2010, the amount determined under Section 6.A.(i), prior to the application of any reductions due to the Employee’s Benefit Commencement Date preceding his or her Normal Retirement Date, shall be offset (but not less than zero) by the amount of such Employee’s benefit accrued under the Cash Balance Plan for such period, if the provisions of the Cash Balance Plan were administered without regard to the limitations required by Code Sections 401(a)(17) and 415.  For purposes of clarity, the Cash Balance Plan benefit offset shall be expressed as a single life annuity payable at age 65, determined under Section 6.A.3 of the

Cash Balance Plan in effect on August 14, 2010, utilizing a five-percent (5%) “Interest Rate” (as such term is defined in the Cash Balance Plan) and the Cash Balance Plan’s actuarial equivalence assumptions associated with an annuity starting date of August 1, 2010.”

and (ii) to renumber subsequent sections and to adjust cross-references accordingly.

3.            The CREPP is hereby amended to delete the words “as provided in Sections 6.A and 6.B above” and to insert in place thereof the words “as provided in Sections 6.A, 6.B and 6.C above” in re-designated subsections 6.D.(i) and (ii) thereof.

AMENDMENT NO. 2 OF THE

CBS RETIREMENT EXCESS PENSION PLAN (“CREPP”)

PART B — AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009

The CREPP is hereby amended (i) to insert at the end of subsection 6.C the following:

“The Plan Benefit for any Employee who commences participation in the Qualified Plan on January 1, 2011 and who satisfies the Plan’s eligibility requirements, shall be determined considering any retroactive service credited under the Qualified Plan for the period on and after January 1, 2006 through December 31, 2010 and shall be determined in accordance with Section 6.A, provided that if such Employee was a participant in the CBS Cash Balance Plan Document component of the CBS Combined Pension Plan (the “Cash Balance Plan”) at any time during the period between January 1, 2006 and December 31, 2010, the amount determined under Section 6.A.(i), prior to the application of any reductions due to the Employee’s Benefit Commencement Date preceding his or her Normal Retirement Date, shall be offset (but not less than zero) by the amount of such Employee’s benefit accrued under the Cash Balance Plan for such period, if the provisions of the Cash Balance Plan were administered without regard to the limitations required by Code Sections 401(a)(17) and 415.  For purposes of clarity, the Cash Balance Plan benefit offset shall be expressed as a single life annuity payable at age 65, determined under Section 6.A.3 of the Cash Balance Plan in effect on January 1, 2011, utilizing a five-percent (5%) “Interest Rate” (as such term is defined in the Cash Balance Plan) and the Cash Balance Plan’s actuarial equivalence assumptions associated with an annuity starting date of January 1, 2011.”

AMENDMENT NO. 3 TO THE CBS RETIREMENT EXCESS PENSION PLAN

PART B — AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009 (THE “PLAN”)

Except as otherwise noted herein, the following amendments shall be effective as of January 1, 2009.

1.	Section 3.D of the Plan is hereby amended to delete such section in its entirety and to insert in place thereof the following:

“D.

‘Benefit Commencement Date’ means the first day of the month immediately following the later of (i) the Participant’s Separation from Service, and (ii) the Participant’s attainment of age 55, subject to any Transition Election or Subsequent Payment Election made by the Participant.”

2.	Section 6.B of the Plan is hereby amended to delete such section in its entirety and to insert in place thereof the following:

“B.

In determining the benefit of any Participant who prior to January 1, 1996 was an employee of Paramount Communications Inc., such eligible Participant shall not be credited with any Benefit Service prior to January 1, 1996.”